UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

MICHAEL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-112714	13-4151741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Carlson Parkway, Suite 400 Minnetonka, Minnesota	55305
(Address of Principal Executive Offices)	(Zip Code)

(952) 258-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Employment Agreement.

General. On October 23, 2009, Michael Foods, Inc. (the “Company”) and its indirect parent, Michael Foods Investors, LLC (the “LLC”), entered into an Employment Agreement with James E. Dwyer, Jr. (the “Employment Agreement”). Under the Employment Agreement, effective as of October 26, 2009, Mr. Dwyer is employed as the President and Chief Executive Officer of the Company for a term of two years, subject to automatic one year extensions. Mr. Dwyer will be elected to the Board of Directors of the Company on or about December 3, 2009.

Mr. Dwyer’s initial base salary is $750,000. Mr. Dwyer is also entitled to participate in an annual bonus program in which his target bonus will be no less than 75% of his annual base salary. For 2009, Mr. Dwyer is guaranteed a minimum bonus of 100% of his base salary, prorated to reflect the salary actually paid to him in 2009. Mr. Dwyer is also entitled to a signing bonus of $250,000.

Termination Provisions. Mr. Dwyer’s employment (i) shall terminate automatically upon his death, (ii) may terminate at our option with or without cause or upon disability and (iii) may terminate at the option of Mr. Dwyer for good reason. If Mr. Dwyer’s employment is terminated by his death or disability, Mr. Dwyer, or his estate or beneficiaries, will receive a payment equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for the months of employment in that year, plus any other eligible unpaid welfare benefits. In addition, Mr. Dwyer will receive two times the total of Mr. Dwyer’s current annual base salary and his target bonus, payable in twenty-four equal monthly installments.

If Mr. Dwyer’s employment is terminated for cause or he terminates without good reason, as described below, Mr. Dwyer will receive his annual base salary through the date of termination and other eligible unpaid welfare benefits. “Good reason” includes, subject to certain exceptions and among other things, any diminution in position, authority, duties and responsibilities. If Mr. Dwyer terminates his employment for good reason or if the Company terminates his employment other than for cause, death or disability, Mr. Dwyer will receive a lump sum in an amount equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for the months of employment in that year, plus any other eligible unpaid welfare benefits. In addition, Mr. Dwyer will receive two times the total of Mr. Dwyer’s current annual base salary and target bonus, payable in twenty-four equal monthly installments. In addition, Mr. Dwyer will receive for eighteen months following the termination date, or until such earlier time as Mr. Dwyer becomes eligible to receive comparable benefits, certain medical, dental and life insurance benefits for himself and his family.

Mr. Dwyer is subject to non-competition, non-solicitation and no-hire agreements.

2. Unit Subscription Agreements. Concurrently with execution of the Employment Agreement, the LLC entered into a Senior Management Class G Unit Subscription Agreement with Mr. Dwyer dated as of October 23, 2009 under which Mr. Dwyer purchased on such date 2,000 Class G Units of the LLC for an aggregate purchase price of $200,000. The Class G Units are subject to time vesting in five equal installments commencing on the first anniversary of October 23, 2009. The Class G Units fully vest upon a change of control of the LLC. The Class G Units are subject to certain call rights of the LLC upon termination of Mr. Dwyer’s employment.

In addition, the LLC entered into a Senior Management Class F Unit Subscription Agreement with Mark W. Westphal, Chief Financial Officer and Senior Vice President of the Company, dated as of October 23, 2009 under which Mr. Westphal purchased on such date 1,000 Class F Units of the LLC for an aggregate purchase price of $100,000. The Class F Units are subject to time vesting in five equal installments commencing on the first anniversary of October 23, 2009. The Class F Units fully vest upon a change of control of the LLC. The Class F Units are subject to certain call rights of the LLC upon termination of Mr. Westphal’s employment.

In addition, the LLC entered into a Senior Management Class F Unit Subscription Agreement with Carolyn V. Wolski, General Counsel and Secretary of the Company, dated as of October 23, 2009 under which Ms. Wolski purchased on such date 500 Class F Units of the LLC for an aggregate purchase price of $50,000. The Class F Units are subject to time vesting in five equal installments commencing on the first anniversary of October 23, 2009. The Class F Units fully vest upon a change of control of the LLC. The Class F Units are subject to certain call rights of the LLC upon termination of Ms. Wolski’s employment.

3. Amendments to Limited Liability Company Agreement and Securityholders Agreement of the LLC. On October 23, 2009, the LLC entered into (1) a Second Amended and Restated Limited Liability Company Agreement in order to create two new classes of units, Class F Units and Class G Units, of the LLC which participate in distributions of the LLC after a certain threshold amount of distributions have been made to all other unitholders of the LLC, and (2) a Third Amendment to Securityholders Agreement in order to include the Class F Units and Class G Units in the description of units of the LLC subject to such agreement.

4. Indemnity Agreement. In connection with the appointment of Mr. Dwyer as an officer of the Company, the Company entered into an Indemnity Agreement with Mr. Dwyer dated as of October 23, 2009 under which the Company agrees to indemnify Mr. Dwyer to the fullest extent permitted under Delaware law against claims, losses and expenses arising out of acts taken by him in his capacity as an officer or director of the Company and its affiliates, subject to certain limitations.

Prior to his employment with the Company, Mr. Dwyer, 51 years old, was employed by Ahold USA as Executive Vice President, Private Brands and E-Commerce, and Chief Business Development Officer for Stop and Shop Companies, a subsidiary of Ahold USA, from January 2008 through October 2009. From October 2006 through December 2007, Mr. Dwyer served as President of Single Step Consulting and served as President, Bath and Kitchen Group, at American Standard Companies from September 2004 through September 2006. Previous to that, Mr. Dwyer was employed at PepsiCo. from 1995 through 2004, with his last position there being President of Tropicana Products, North America.

Neither Mr. Dwyer nor any of his immediate family members (i) has a familial relationship with any directors, other nominees or executive officers of the Company or any of its subsidiaries, or (ii) has been involved in any transactions with the Company or any of its subsidiaries, in each case, that are required to be disclosed pursuant to the rules and regulations of the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL FOODS, INC.

Date: October 29, 2009	By:	/S/ GREGG A. OSTRANDER
	Its:	Executive Chairman

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